Exhibit 24 (a)
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of Bank of America Corporation and the several undersigned officers and directors whose signatures appear below, hereby makes, constitutes and appoints Craig T. Beazer, Lauren A. Mogensen and Edward P. O’Keefe, and each of them acting individually, its, his or her true and lawful attorneys with power to act without any other and with full power of substitution, to prepare, execute, deliver and file in its, his or her name and on its, his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, an Annual Report on Form 10-K for the year ended December 31, 2010, and all exhibits thereto and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, hereby ratifying and confirming all acts and things which said attorneys or attorney might do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, Bank of America Corporation has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors, in the capacity or capacities noted, has hereunto set his or her hand as of the date indicated below.

BANK OF AMERICA CORPORATION
By:	/s/ Brian T. Moynihan
Brian T. Moynihan
Chief Executive Officer and President

Dated: February 25, 2011

Signature	Title	Date

/s/ Brian T. Moynihan Brian T. Moynihan	Chief Executive Officer, President and Director (Principal Executive Officer)	February 25, 2011

/s/ Charles H. Noski Charles H. Noski	Chief Financial Officer (Principal Financial Officer)	February 25, 2011

/s/ Neil A. Cotty Neil A. Cotty	Chief Accounting Officer (Principal Accounting Officer)	February 25, 2011

/s/ Susan S. Bies Susan S. Bies	Director	February 25, 2011

/s/ William P. Boardman William P. Boardman	Director	February 25, 2011

/s/ Frank P. Bramble, Sr. Frank P. Bramble, Sr.	Director	February 25, 2011

/s/ Virgis W. Colbert Virgis W. Colbert	Director	February 25, 2011

/s/ Charles K. Gifford Charles K. Gifford	Director	February 25, 2011

/s/ Charles O. Holliday, Jr. Charles O. Holliday, Jr.	Director	February 25, 2011

/s/ D. Paul Jones, Jr. D. Paul Jones, Jr.	Director	February 25, 2011

/s/ Monica C. Lozano Monica C. Lozano	Director	February 25, 2011

Signature	Title	Date

/s/ Thomas J. May Thomas J. Ma	Director	February 25, 2011

/s/ Donald E. Powell Donald E. Powell	Director	February 25, 2011

/s/ Charles O. Rossotti Charles O. Rossotti	Director	February 25, 2011

/s/ Robert W. Scully Robert W. Scully	Director	February 25, 2011